EXHIBIT  5.1  LEGAL  OPINION  OF  LAW  OFFICES  OF  HAROLD  H.  MARTIN,  P.A.

LAW  OFFICES  OF  HAROLD  H.  MARTIN,  P.A.
17111  Kenton  Drive,  Suite  204B,
Cornelius,  North  Carolina  28031
TELEPHONE  (704)  894-9760
FACSIMILE  (704)  894-9759

April  8,  2004


Board  of  Directors
FoneFriend,  Inc.
14545  Friar  Street,  Suite  103
Van  Nuys,  California  91411

     Re:  Form  S-8  Registration  Statement;  Opinion  of  Counsel

Dear  Member  of  the  Board:

     You have requested our opinion with respect to certain matters in connection with FoneFriend, Inc.'s (the "Company") filing of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of an aggregate of 4,000,000 shares of the Company's common stock, $.001 par value (the "Shares") and 2,000,000 options to purchase shares of common stock (the "Options"), pursuant to the 2004 Non-Qualified Stock Compensation Plan (the "Stock Plan").

     In connection with this opinion, we have examined the Registration Statement and such other documents, records, certificates, memoranda and other instruments as we deemed necessary for the basis of this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares and the Options, when sold and issued in accordance with the Stock Plan and the Registration Statement and related prospectus, will be validly issued, fully paid and non-assessable.



                                         Very  truly  yours,


                                         /s/  Harold  H.  Martin
                                         -----------------------
                                         Harold  H.  Martin
                                         Law Offices of Harold H. Martin, P.A.